Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Fourth Quarter and Full Year 2009 Results

Fourth Quarter Highlights:

•                  Net service revenues increased 18% to $78.0 million

•                  Visiting Nurse (VN) segment net revenues rose 22% to $67.6 million

•                  Net income increased 31% to $6.8 million

•                  Diluted EPS increased 18% to $0.73 per share on 11% more shares outstanding

•                  One-time acquisition transaction costs lowered diluted EPS by $0.03

•                  Quarterly operating cash flow of $10.5 million — strongest in the Company’s history

•                  Approximately $90 million in cash plus credit facility available to fund acquisitions

Louisville, KY, February 24, 2010 — Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months and full year ended December 31, 2009.

William Yarmuth, Chief Executive Officer, commented, “Our fourth quarter results serve to top off another milestone year in the development of our Company.  During 2009, we, along with other home health industry leaders, devoted substantial time and attention to national health care reform activities.  We feel we made great strides in improving the perception of home health care in the minds of legislators and other policy makers.  Against this backdrop, our management team and over 6,000 caregivers continued their uncompromising focus on providing high quality home care to our patients and quality returns for our shareholders.  Our fourth quarter and full year results demonstrate our continued ability to generate organic revenue and earnings growth.  With our strong balance sheet and our position as one of the nation’s larger providers we believe we are well positioned for continued growth both organically and as a consolidator in our industry.”

Fourth Quarter Financial Results

Almost Family reported fourth quarter 2009 net service revenues of $78.0 million, an 18.4% increase from $65.9 million in the fourth quarter of 2008.

Net income for the fourth quarter of 2009 was $6.8 million, or $0.73 per diluted share, compared to $5.2 million, or $0.62 per diluted share, in the fourth quarter of 2008.  The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 11% between periods.  Results for the quarter included costs of $238,000 or $0.03 per diluted share related to a terminated acquisition.

Fourth Quarter Segment Results

Net revenues in the Visiting Nurse segment for the fourth quarter of 2009 were $67.6 million, a 22% increase from $55.7 million in the fourth quarter of 2008.  The total revenue growth of $12.0 million came from a 19% organic growth rate plus $1.3 million from acquired operations.  Organic Medicare admissions growth was 13% and organic Medicare Episodic growth was 18%.  Operating income before corporate expense in the VN segment for the fourth quarter of 2009 was $14.9 million, an 18% increase from $12.6 million in the fourth quarter of 2008.

Net revenues in the Personal Care (PC) segment for the fourth quarter of 2009 were $10.4 million, a 2% increase from $10.2 million in the fourth quarter of 2008.  Operating income before unallocated corporate expense in the PC segment for the fourth quarter of 2009 was $1.5 million, a 14% increase from $1.3 million in the fourth quarter of 2008.

Full Year Financial Results

Almost Family reported net service revenues for the twelve month period ended December 31, 2009 of $297.8 million, a 41% increase from $211.5 million in the same period of 2008.

Net income for the twelve month period of 2009 was $24.6 million, or $2.86 per diluted share, compared to $16.3 million, or $2.16 per diluted share, in the twelve month period of 2008.  Results for the twelve month period of 2009 included acquisition transactions costs of $463,000 or $0.06 per diluted share.

Full Year Segment Results

Net revenues in the Visiting Nurse segment for the twelve month period of 2009 were $256.1 million, a 48% increase from $173.0 million in the twelve month period of 2008.  The total revenue growth of $83.1 million came from a 29% organic growth rate plus $43.8 million from acquired operations.  Operating income before corporate expense in the VN segment for the twelve month period of 2009 was $53.8 million, a 47% increase from $36.6 million in the same period of 2008.

Net revenues in the Personal Care (PC) segment for the twelve month period of 2009 were $41.8 million, an 8% increase from $38.5 million in the twelve month period of 2008.  Operating income before unallocated corporate expense in the PC segment for the twelve month period of 2009 was $5.2 million, a 37% increase from $3.8 million in the twelve month period of 2008.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on February 24, 2010, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning February 24, 2010 at 2:00 p.m. ET and ending on March 10, 2009. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International). Account Number: 3055 and Passcode: 344574.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning February 24, 2010 at approximately 2:00 p.m. ET and will remain available until March 24, 2010.

 ALMOST FAMILY, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

 (In thousands, except per share data)

	Three months ended December 31,
	2009	2008
Net service revenues	$78,020	$65,895
Cost of service revenues	36,072	30,251
Gross margin	41,948	35,644
General and administrative expenses:
Salaries and benefits	21,118	18,190
Other	8,778	8,200
Total general and administrative expenses	29,896	26,390
Operating income	12,052	9,254
Interest expense, net	(129)	(414)
Income from continuing operations before income taxes	11,923	8,840
Income tax expense	(5,070)	(3,658)
Net income from continuing operations	6,853	5,182
Discontinued operations, net of tax benefits of $29 and $6	(45)	15
Net income	$6,808	$5,197

Per share amounts-basic:
Average shares outstanding	9,058	8,137
Income from continued operations	$0.76	$0.64
Loss from discontinued operations	(0.01)	0.00
Net income	$0.75	$0.64

Per share amounts-diluted:
Average shares outstanding	9,308	8,368
Income from continued operations	$0.74	$0.62
Loss from discontinued operations	(0.01)	0.00
Net income	$0.73	$0.62

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share data)

	Year Ended December 31,
	2009	2008
Net service revenues	$297,849	$211,517
Cost of service revenues	138,565	98,246
Gross margin	159,284	113,271
General and administrative expenses:
Salaries and benefits	81,589	57,996
Other	35,620	27,076
Total general and administrative expenses	117,209	85,072
Operating income	42,075	28,199
Interest expense, net	(803)	(1,147)
Income from continuing operations before income taxes	41,272	27,052
Income tax expense	(16,583)	(10,655)
Net income from continuing operations	24,689	16,397
Discontinued operations, net of tax benefits of $81and $70	(125)	(104)
Net income	$24,564	$16,293

Per share amounts-basic:
Average shares outstanding	8,372	7,369
Income from continued operations	$2.95	$2.23
Loss from discontinued operations	(0.02)	(0.02)
Net income	$2.93	$2.21

Per share amounts-diluted:
Average shares outstanding	8,589	7,572
Income from continued operations	$2.87	$2.17
Loss from discontinued operations	(0.01)	(0.01)
Net income	$2.86	$2.16

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands)

	As of December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,389	$1,182
Accounts receivable - net	35,121	34,760
Prepaid expenses and other current assets	2,544	3,114
Deferred tax assets	7,786	4,438
TOTAL CURRENT ASSETS	64,840	43,494

PROPERTY AND EQUIPMENT - NET	4,291	4,199

GOODWILL	99,133	92,170

OTHER INTANGIBLE ASSETS	14,538	16,715

OTHER ASSETS	587	519
	$183,389	$157,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,360	$5,321
Accrued other liabilities	20,076	22,317
Current portion - capital leases and notes payable	1,836	4,774
TOTAL CURRENT LIABILITIES	25,272	32,412

LONG-TERM LIABILITIES:
Revolving credit facility	—	23,998
Capital lease obligations	40	111
Notes payable	2,800	3,100
Deferred tax liabilities	5,258	1,216
Other liabilities	1,042	1,477
TOTAL LONG-TERM LIABILITIES	9,140	29,902
TOTAL LIABILITIES	34,412	62,314

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 9,151 and 8,137 issued and outstanding	915	814
Additional paid-in capital	94,465	64,936
Retained earnings	53,597	29,033
TOTAL STOCKHOLDERS’ EQUITY	148,977	94,783
	$183,389	$157,097

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$24,564	$16,293
Loss from discontinued operations	(125)	(104)
Income from continuing operations	24,689	16,397
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,385	1,330
Provision for uncollectible accounts	3,762	2,963
Stock-based compensation	1,371	688
Deferred income taxes	695	1,364
	32,902	22,742
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(3,958)	(14,282)
Prepaid expenses and other current assets	570	(993)
Other assets	(69)	(34)
Increase (decrease) in:
Accounts payable and accrued expenses	(2,221)	2,026
Net cash provided by operating activities	27,224	9,459

Cash flows from investing activities:
Capital expenditures	(2,134)	(1,476)
Acquisitions, net of cash acquired	(6,510)	(59,797)
Net cash used in investing activities	(8,644)	(61,273)

Cash flows from financing activities:
Net revolving credit facility (repayments) borrowings	(23,998)	11,611
Proceeds from stock option exercises	100	53
Purchase of common stock in connection with stock options	—	—
Tax benefit from non-qualified stock option exercises	203	86
Proceeds from stock offering, net	27,957	41,821
Principal payments on capital leases and notes payable	(4,510)	(944)
Net cash (used in) provided by financing activities	(248)	52,627

Cash flows from discontinued operations:
Operating activities	(125)	(104)
Investing activities	—	—
Financing activities	—	—
Net cash used in discontinued operations	(125)	(104)

Net increase in cash and cash equivalents	18,207	709
Cash and cash equivalents at beginning of period	1,182	473
Cash and cash equivalents at end of period	$19,389	$1,182

Summary of non-cash investing and financing activities:
Capital expenditures financed under capital leases	$—	$967
Acquisitions funded by notes payable	$1,200	$3,100
Acquisitions funded by stock	$—	$1,000
Value of stock withheld in lieu of payroll taxes on option exercises	$14	$7

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Three months ended December 31,
	2009		2008		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$67,616	86.7%	$55,660	84.5%	$11,956	21.5%
Personal Care	10,404	13.3%	10,235	15.5%	169	1.7%
	78,020	100.0%	65,895	100.0%	12,125	18.4%
Operating income:
Visiting Nurse	14,886	22.0%	12,608	22.7%	2,278	18.1%
Personal Care	1,536	14.8%	1,344	13.1%	192	14.3%
	16,422	21.0%	13,952	21.2%	2,470	17.7%
Corporate expenses	4,370	5.6%	4,698	7.1%	(328)	-7.0%
Operating income	12,052	15.4%	9,254	14.0%	2,798	30.2%
Interest expense, net	(129)	0.2%	(414)	0.6%	285	-68.8%
Income tax expense	(5,070)	6.5%	(3,658)	5.6%	(1,412)	38.6%
Net income from continuing operations	$6,853	8.8%	$5,182	7.9%	$1,671	32.2%

EBITDA from continuing operations	$12,836	16.5%	$9,593	14.6%	$3,243	33.8%

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(UNAUDITED)

(In thousands)

	Year ended December 31,
	2009		2008		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$256,060	86.0%	$172,977	81.8%	$83,083	48.0%
Personal Care	41,789	14.0%	38,540	18.2%	3,249	8.4%
	297,849	100.0%	211,517	100.0%	86,332	40.8%
Operating income:
Visiting Nurse	53,755	21.0%	36,645	21.2%	17,110	46.7%
Personal Care	5,166	12.4%	3,770	9.8%	1,396	37.0%
Operating income before unallocated corporate expenses	58,921	19.8%	40,415	19.1%	18,506	45.8%
Corporate expenses	16,846	5.7%	12,216	5.8%	4,630	37.9%
Operating income	42,075	14.1%	28,199	13.3%	13,876	49.2%
Interest expense, net	(803)	0.3%	(1,147)	0.5%	344	-30.0%
Income taxes	(16,583)	5.6%	(10,655)	5.0%	(5,928)	55.6%
Net income from continuing operations	$24,689	8.3%	$16,397	7.8%	$8,292	50.6%

EBITDA from continuing operations	$45,831	15.4%	$30,217	14.3%	$15,614	51.7%

 ALMOST FAMILY, INC. AND SUBSIDIARIES

 VISITING NURSE SEGMENT OPERATING METRICS

	Three months ended December 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	85	74	11	14.9%

All payors:
Admissions	13,497	11,542	1,955	16.9%
Billable visits	449,979	351,021	98,958	28.2%

Medicare statistics:
Revenue (in thousands)	$61,284	$49,120	$12,164	24.8%
Percentage of total revenues	90.6%	88.2%
Billable visits	369,791	297,649	72,142	24.2%
Admissions	12,142	10,498	1,644	15.7%
Episodes started	19,733	16,291	3,442	21.1%

Revenue per completed episode	$3,077	$2,985	$92	3.1%
Visits per episode	18.3	17.7	0.6	3.4%

ALMOST FAMILY, INC. AND SUBSIDIARIES

PERSONAL CARE SEGMENT OPERATING METRICS

	Three months ended December 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	23	22	1	4.5%

Admissions	754	840	(86)	-10.2%
Patient days of care	155,385	145,835	9,550	6.5%
Billable hours	568,368	549,742	18,626	3.4%

Revenue per billable hours	$18.31	$18.62	$(0.31)	-1.7%

ALMOST FAMILY, INC. AND SUBSIDIARIES

VISITING NURSE SEGMENT OPERATING METRICS

	Year ended December 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	78	62	16	25.8%

All payors:
Admissions	52,029	39,691	12,338	31.1%
Billable visits	1,712,480	1,088,339	624,141	57.3%

Medicare statistics:
Revenue (in thousands)	$230,383	$156,892	$73,491	46.8%
Percentage of total revenues	90.0%	90.7%
Billable visits	1,395,001	952,191	442,810	46.5%
Admissions	47,110	36,200	10,910	30.1%
Episodes started	76,436	53,692	22,744	42.4%

Revenue per completed episode	$2,974	$2,855	$119	4.2%
Visits per episode	17.7	17.3	0.4	2.3%

ALMOST FAMILY, INC. AND SUBSIDIARIES

PERSONAL CARE SEGMENT OPERATING METRICS

	Year ended December 31,
	2009	2008	Change
	Amount	Amount	Amount	%
Average number of locations	22	22	—	0.0%

Admissions	3,219	3,457	(238)	-6.9%
Patient days of care	607,760	550,208	57,552	10.5%
Billable hours	2,282,560	2,074,229	208,331	10.0%

Revenue per billable hours	$18.31	$18.58	$(0.27)	-1.5%

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA

(In thousands)

	Three months ended December 31,
	2009	2008
Net income from continuing operations	$6,853	$5,182
Add back:
Interest expense	129	414
Income tax expense	5,070	3,658
Depreciation and amortization	632	179
Amortization of stock-based compensation	152	160
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$12,836	$9,593

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA

(In thousands)

	Year Ended December 31,
	2009	2008
Net income from continuing operations	$24,689	$16,397
Add back:
Interest expense	803	1,147
Income tax expense	16,583	10,655
Depreciation and amortization	2,385	1,330
Amortization of stock-based compensation	1,371	688
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$45,831	$30,217

About Almost Family

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 100 branch locations in 11 U.S. states.

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company’s current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company’s actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company’s financial performance, refer to the Company’s various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2008, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.